Exhibit 99.1

FirstEnergy Corp.	For Release: April 23, 2019
76 South Main Street
Akron, Ohio 44308
www.firstenergy.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces First Quarter 2019 Financial Results

Akron, Ohio - FirstEnergy Corp. (NYSE: FE) today reported first quarter 2019 GAAP earnings of $315 million or $0.59 per basic and diluted share, on revenues of $2.9 billion. In the first quarter of 2018, the company recorded GAAP earnings of $1.2 billion or $2.55 per basic share ($2.54 diluted), on revenues of $2.9 billion. GAAP earnings for the first quarter of 2018 included a gain on the deconsolidation of FirstEnergy Solutions Corp., its subsidiaries, and FirstEnergy Nuclear Operating Company as a result of their bankruptcy filing on March 31, 2018. GAAP earnings for both periods include the impact of special items listed below.

Operating (non-GAAP) earnings* were $0.67 per share in both the first quarter of 2019 and 2018.

“We are pleased with our solid first quarter results, which reflect the continued success of our regulated strategies,” said Charles E. Jones, FirstEnergy president and chief executive officer. “We are off to a great start for the year, and we are well positioned to continue meeting our commitments to investors, including our compound annual growth rate of 6 to 8 percent.”

In addition to affirming its compound annual growth projection of 6 to 8 percent through 2021**, FirstEnergy is updating its 2019 GAAP earnings forecast range to $2.37 to $2.67 per share, and affirming its operating (non-GAAP) earnings guidance of $2.45 to $2.75 per share. The company is also providing an earnings guidance range of $0.55 to $0.65 per share on both a GAAP and operating earnings basis for the second quarter of 2019.

In FirstEnergy’s Regulated Distribution business, first quarter 2019 earnings were flat compared to the same period in 2018. Stronger weather-adjusted residential load and lower net financing costs were offset by higher depreciation.

Heating degree days were 1 percent higher than the same period of 2018, and flat compared to normal weather.

Total distribution deliveries decreased slightly compared to the first quarter of 2018. Residential sales increased 0.7 percent, while deliveries to commercial customers decreased 1.4 percent. Deliveries to industrial customers were essentially flat as lower demand from steel and automotive customers offset continued growth in the shale and chemical sectors.

In the Regulated Transmission business, first quarter earnings increased as a result of a higher rate base from continued investments in the company’s Energizing the Future initiative, partially offset by higher operating expenses at the stated-rate transmission companies.

In the Corporate/Other segment, results for the first quarter of 2019 reflect the absence of commodity margin from the Pleasants Power Station and higher net financing costs, partially offset by a lower effective tax rate.

	Consolidated GAAP Earnings Per Share to Operating (Non-GAAP) EPS* Reconciliation
	Three Months Ended March 31,		2019 Estimates
	2019	2018	Second Quarter	Full Year
Earnings Per Share (GAAP)	$0.59	$2.55	$0.55 - $0.65	$2.37 - $2.67
Excluding Special Items*:
Regulatory charges	(0.01)	0.01	—	(0.01)
Exit of competitive generation	0.09	(1.89)	—	0.09
Total Special Items*	0.08	(1.88)	—	0.08
Operating EPS (non-GAAP)	$0.67	$0.67	$0.55 - $0.65	$2.45 - $2.75

Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by number of shares outstanding assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the first quarter of 2019 and 2018. 2019F Earnings (Loss) Per Share and 2019F Operating Earnings (Loss) Per Share - Non-GAAP are based on 540M shares outstanding.

Non-GAAP Financial Measures:
* Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share and operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented in 2018 by 538 million shares, 539 million shares in the first quarter of 2019 and by 540 million shares for the full year 2019, which reflects the full impact of share dilution from the equity issuance in January 2018. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

** The Company’s management team cannot estimate on a forward-looking basis the impact of special items in the context of Operating earnings (loss) per share growth projections because special items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections to a GAAP measure without unreasonable effort.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights and Investor Factbook are posted on the company’s Investor Information website - www.firstenergycorp.com/ir. Click on the First Quarter 2019 Financial Results link.

The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts and view slides associated with the presentation at 10:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the First Quarter 2019 Earnings Conference Call link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate more than 24,500 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Unless the context requires otherwise, as used herein, references to “we,” “us,” “our,” and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following (see Glossary of Terms for definitions of capitalized terms): the ability to successfully execute an exit from commodity-based generation, including, without limitation, mitigating exposure for remedial activities associated with formerly owned generation assets; the risks associated with the Chapter 11 bankruptcy proceedings involving FirstEnergy Solutions Corp. (FES), its subsidiaries, and FirstEnergy Nuclear Operating Company (FENOC) (FES Bankruptcy) that could adversely affect us, our liquidity or results of operations, including, without limitation, that conditions to the FES Bankruptcy settlement agreement may not be met or that the FES Bankruptcy settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against us by FES or FENOC or their creditors; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs through FE Tomorrow, which is the FirstEnergy initiative launched in late 2016 to identify our optimal organization structure and properly align corporate costs and systems to efficiently support FirstEnergy as a fully regulated company going forward, and other initiatives, and to improve our credit metrics, strengthen our balance sheet and grow earnings; legislative and regulatory developments at the federal and state levels, including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers' demand for power, including, but not limited to, the impact of state and federal energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes to federal and state environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the risks associated with the decommissioning of our retired and former nuclear facilities; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including the Tax Act, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on FirstEnergy’s common stock, and thereby on FirstEnergy’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s filings with the SEC, including but not limited to the most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

(042319)